SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                   -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                   -----------
                               MARINE MIDLAND BANK
               (Exact name of trustee as specified in its charter)

           New York                                                   16-1057879
(Jurisdiction of incorporation                                  (I.R.S. Employer
 or organization if not a U.S.                               Identification No.)
 national bank)

140 Broadway, New York, N.Y.                                   10005-1180
(212) 658-1000                                                 (Zip Code)
(Address of principal executive offices)

                                   Eric Parets
                              Senior Vice President
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-6560
            (Name, address and telephone number of agent for service)

                         PRIDE PETROLEUM SERVICES, INC.
               (Exact name of obligor as specified in its charter)

 Louisiana                                                   76-0069030
 (State or other jurisdiction                                (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

 1500 City West Blvd., Suite 400
 Houston, Texas                                                   77042
 (713) 789-1400                                                 (Zip Code)
 (Address of principal executive offices)

                       CONVERTIBLE SUBORDINATED DEBENTURES
                         (Title of Indenture Securities)

                                     General
Item 1. GENERAL INFORMATION.

        Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.
                          Yes.

Item 2. AFFILIATIONS WITH OBLIGOR.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16.  LIST OF EXHIBITS.

EXHIBIT

T1A(i)          *        -       Copy of the Organization
                                 Certificate of Marine
                                 Midland Bank.

T1A(ii)         *        -       Certificate of the State of
                                 New York Banking Department
                                 dated December 31, 1993 as
                                 to the authority of Marine
                                 Midland Bank to commence
                                 business.

T1A(iii)        *        -       Copy of authorization of
                                 Marine Midland Bank to exercise
                                 corporate trust powers. See Item T1A(ii).

T1A(iv)         *        -       Copy of the existing By-Laws
                                 of Marine Midland Bank as
                                 adopted on January 20, 1994.

T1A(v)                   -       Not applicable.

T1A(vi)         *        -       Consent of Marine Midland
                                 Bank required by Section
                                 321(b) of the Trust
                                 Indenture Act of 1939.

T1A(vii)                 -       Copy of the latest report of
                                 condition of the trustee
                                 (September 30, 1995),
                                 published pursuant to law or
                                 the requirement of its
                                 supervisory or examining
                                 authority.

T1A(viii)                -       Not applicable.

T1A(ix)                  -       Not applicable.

------------
* Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 22nd day of December, 1995.

                                        MARINE MIDLAND BANK
                                        By: /s/ FRANK J. GODINO
                                                Frank J. Godino
                                                Corporate Trust Officer

                                                               EXHIBIT T1A (VII)

                               Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                               Federal Deposit Insurance Corporation
                               OMB Number: 3064-0052
                               Office of the Comptroller of the Currency
                               OMB Number: 1557-0081
                               Expires March 31, 1996

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
--------------------------------------------------------------------------------
                           Please refer to page i, Table of Contents, for     1
                           the required disclosure of estimated burden.
CONSOLIDATED REPORTS OF
CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND
FOREIGN OFFICES--FFIEC 031
--------------------------------------------------------------------------------
REPORT AT THE CLOSE OF BUSINESS                                         (950630)
SEPTEMBER 30, 1995                                                   (RCRI 9999)

This report is required by law; 12 U.S.C. ss.324 (State member banks); 12 U.S.C. ss. 1817 (State nonmember banks); and 12 U.S.C. ss.161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli-dated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

I, GERALD A. RONNING, EXECUTIVE VP & CONTROLLER
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/S/ GERALD A. RONNING
Signature of Officer Authorized to Sign Report

10/23/95
Date of Signature

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ JAMES H. CLEAVE
Director (Trustee)

/s/ NORTHRUP R. KNOX
Director (Trustee)

/s/ BERNARD J. KENNEDY
Director (Trustee)

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK:     Return the original and one copy to the
                       appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the SPECIAL RETURN ADDRESS
                       ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS:        Return the original only in the SPECIAL RETURN ADDRESS
                       ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court,
                       Suite 204, Crofton, MD 21114.

FDIC Certificate Number  00589
                      (RCRI 9030)

                                     NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank of Buffalo
------------------------------
  Name of Bank          City

in the state of New York, at the close of business
September 30, 1995.

ASSETS
                                                                     Thousands
                                                                     of dollars
Cash and balances due from depository institutions:

   Noninterest-bearing balances
   currency and coin ........................................      $  1,078,647
   Interest-bearing balances ................................         1,059,920
   Held-to-maturity securities ..............................         2,609,899
   Available-for-sale securities ............................            43,871

Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds sold .......................................           719,100
   Securities purchased under
   agreements to resell .....................................            50,600

Loans and lease financing receivables:

   Loans and leases net of unearned
   income ...................................................        13,056,006
   LESS: Allowance for loan and lease
   losses ...................................................           499,160
   LESS: Allocated transfer risk reserve ....................                 0

   Loans and lease, net of unearned
   income, allowance, and reserve ...........................        12,556,846
   Trading assets ...........................................           528,796
   Premises and fixed assets (including
   capitalized leases) ......................................           176,115

Other real estate owned .....................................            12,505
Investments in unconsolidated
subsidiaries and associated companies .......................                 0
Customers' liability to this bank on
acceptances outstanding .....................................            23,854
Intangible assets ...........................................            52,303
Other assets ................................................           554,189
Total assets ................................................        19,466,645

LIABILITIES

Deposits:
   In domestic offices ......................................        13,254,741

   Noninterest-bearing ......................................         3,051,156
   Interest-bearing .........................................        10,203,585

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs ......................................         2,078,830

   Noninterest-bearing ......................................                 0
   Interest-bearing .........................................         2,078,830

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds purchased ..................................           595,383
   Securities sold under agreements to
   repurchase ...............................................           987,516
Demand notes issued to the U.S. Treasury ....................           206,426
Trading Liabilities .........................................            53,624

Other borrowed money:
   With original maturity of one year
   or less ..................................................            39,967
   With original maturity of more than
   one year .................................................                 0
Mortgage indebtedness and obligations
under capitalized leases ....................................            35,671
Bank's liability on acceptances
executed and outstanding ....................................            23,854
Subordinated notes and debentures ...........................           225,000
Other liabilities ...........................................           305,429
Total liabilities ...........................................        17,806,441
Limited-life preferred stock and
related surplus .............................................                 0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus .....................................................                 0
Common Stock ................................................           185,000
Surplus .....................................................         1,758,098
Undivided profits and capital reserves ......................          (282,894)
Net unrealized holding gains (losses)
on available-for-sale securities ............................                 0
Cumulative foreign currency translation
adjustments .................................................                 0
Total equity capital ........................................         1,660,204
Total liabilities, limited-life
preferred stock, and equity capital .........................        19,466,645